Exhibit 99.1

Proto Labs Reports Record Revenue and Net Income for the Fourth Quarter 2012

Quarterly Revenue Increases 31% Year over Year to $33.6 Million

Quarterly Net Income Increases 129% Year over Year to $7.4 Million

MAPLE PLAIN, Minn.—February 13, 2013— Proto Labs, Inc. (NYSE: PRLB), a leading online and technology-enabled quick-turn manufacturer, today announced its financial results for the fourth quarter and the year ended December 31, 2012.

Highlights include:

•	Revenue for the fourth quarter of 2012 increased to a record $33.6 million, 31 percent above revenue of $25.6 million in the fourth quarter of 2011.

•	For the year ended 2012, revenue increased to $126.0 million, or 27 percent above revenue of $98.9 million during 2011.

•	During 2012, revenue from 2,991 new customer companies totaled $20.8 million and revenue from 4,763 existing customer companies totaled $105.2 million.

•	Net income for the fourth quarter of 2012 totaled $7.4 million, or $0.29 per diluted share. Non-GAAP net income, excluding the after tax expense of stock compensation, was $7.9 million, or $0.31 per diluted share. See “Non-GAAP Financial Measure” below.

•	Net income during 2012 totaled $24.0 million, or $0.98 per diluted share. Non-GAAP net income, excluding the after tax expense of stock compensation, was $26.2 million, or $1.07 per diluted share. See “Non-GAAP Financial Measure” below.

“The fourth quarter was a strong finish to a very good year, marked by record quarterly revenue and net income for Proto Labs,” said Brad Cleveland, President and CEO. “It is particularly encouraging that each of our global operations in the United States, Europe and Japan achieved quarterly revenue records. Our global colleagues did a tremendous job during the quarter despite significant economic challenges.”

Additional highlights include:

•	Gross margin was 62.5 percent of revenue in the fourth quarter of 2012 compared with 56.8 percent during the same quarter in 2011.

•	During the fourth quarter of 2012, spending on research and development, including the Protoworks initiatives, totaled $2.5 million, or 7.5 percent of revenue. This compares to $1.6 million, or 6.2 percent of revenue during the fourth quarter of 2011.

•	Operating margin was 30.5 percent of revenue during the fourth quarter of 2012 compared to 19.1 percent in the fourth quarter of 2011.

•	Cash generated from operations totaled $25.3 million during 2012. Expenditures on capital equipment were $17.4 million during 2012.

“Our manufacturing and engineering teams also continued their focus on streamlining our processes and further improving our already excellent margins. The result was yet another increase in our net income, and I would like to congratulate everyone involved on the success of their efforts,” concluded Mr. Cleveland.

Non-GAAP Financial Measure

The company has included non-GAAP net income, adjusted for stock-based compensation expense in this press release to provide investors with additional information regarding the company’s financial results. The company has provided below a reconciliation of non-GAAP net income, adjusted for stock-based compensation expense, to net income, the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP net income, adjusted for stock-based compensation expense, is used by the company’s management and board of directors to understand and evaluate operating performance and trends and provides a useful measure for period-to-period comparisons of the company’s business. Accordingly, the company believes that non-GAAP net income, adjusted for stock-based compensation expense, provides useful information to investors and others in understanding and evaluating operating results in the same manner as our management and board of directors.

Conference Call

The company has scheduled a conference call to discuss its fourth quarter financial results today, February 13, at 8:30 a.m. ET. To access the call in the U.S. please dial 800-659-2032. Outside the U.S. please dial 617-614-2712. Use participant code 74470100#. A simultaneous webcast of the call will also be available on the investor relations section of the company’s website at www.protolabs.com/investors. An audio replay will be available for 14 days following the call on the investor relations website of Proto Lab’s website.

About Proto Labs, Inc. Proto Labs is a leading online and technology-enabled quick-turn manufacturer of custom parts for prototyping and short-run production. Proto Labs provides “Real Parts, Really Fast” to product developers worldwide. Proto Labs utilizes computer numerical control (CNC) machining and injection molding to manufacture custom parts for our customers. For more information, visit protolabs.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical or current facts are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of Proto Labs to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are described in the “Risk Factors” section within reports filed with the SEC. Other unknown or unpredictable factors also could have material adverse effects on Proto Labs’ future results. The forward-looking statements included in this press release are made only as of the date hereof. Proto Labs cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Proto Labs expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances.

Contacts:

Investor Relations:

Jack Judd, 763-479-7408

jack.judd@protolabs.com

Media Relations:

Bill Dietrick, 763-479-7664

bill.dietrick@protolabs.com

Proto Labs, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	December 31,	December 31,
	2012	2011
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$36,759	$8,135
Short-term marketable securities	25,137	250
Accounts receivable, net	15,791	11,533
Inventory	4,619	3,797
Other current assets	7,850	4,362

Total current assets	90,156	28,077

Property and equipment, net	45,316	34,249
Long-term marketable securities	36,965	—
Other long-term assets	1,493	—

Total assets	$173,930	$62,326

Liabilities, redeemable convertible stock and shareholder’s equity (deficit)
Current liabilities
Accounts payable	$4,758	$4,431
Accrued compensation	5,995	4,767
Accrued liabilities and other	513	351
Current portion of long-term debt obligations	273	390

Total current liabilities	11,539	9,939
Deferred tax liability	4,554	4,252
Long-term debt obligations	356	613
Other	782	871

Redeemable convertible preferred and common stock	—	66,894

Shareholders’ equity (deficit)	156,699	(20,243)

Total liabilities, redeemable convertible stock and shareholders’ equity (deficit)	$173,930	$62,326

Proto Labs, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
Revenues
Protomold	$23,674	$19,002	$90,371	$74,090
Firstcut	9,942	6,635	35,620	24,849

Total revenues	33,616	25,637	125,991	98,939
Cost of revenues	12,611	11,073	49,853	39,324

Gross profit	21,005	14,564	76,138	59,615

Operating expenses
Marketing and sales	4,658	4,612	18,098	15,752
Research and development	2,515	1,584	9,137	5,222
General and administrative	3,564	3,475	13,957	11,772

Total operating expenses	10,737	9,671	41,192	32,746

Income from operations	10,268	4,893	34,946	26,869
Other income (expense), net	114	(132)	23	(114)

Income before income taxes	10,382	4,761	34,969	26,755
Provision for income taxes	2,987	1,531	10,944	8,783

Net income	7,395	3,230	24,025	17,972
Less: dividends on redeemable preferred stock	—	(1,053)	—	(4,179)
Less: undistributed earnings allocated to preferred shareholders	—	(673)	—	(4,507)

Net income attributable to common shareholders	$7,395	$1,504	$24,025	$9,286

Net income per share:
Basic	$0.30	$0.12	$1.03	$0.75

Diluted	$0.29	$0.11	$0.98	$0.67

Shares used to compute net income per share:
Basic	24,557,878	12,895,918	23,373,593	12,352,004
Diluted	25,359,071	14,045,402	24,443,665	13,939,072

Proto Labs, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Year Ended
	December 31,
	2012	2011
Operating activities
Net income	$24,025	$17,972
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,080	4,264
Stock-based compensation expense	3,039	1,130
Deferred taxes	(582)	2,230
Excess tax benefit from stock-based compensation	(6,218)	(657)
Loss on disposal of property and equipment	154	(10)
Changes in operating assets and liabilities:	(1,192)	(1,394)

Net cash provided by operating activities	25,306	23,535

Investing activities
Purchases of property and equipment	(17,397)	(19,003)
Purchases of marketable securities	(84,219)	—
Proceeds from sale of marketable securities	22,368	500

Net cash used in investing activities	(79,248)	(18,503)

Financing activities
Proceeds from initial public offering, net of offering costs	71,530	—
Proceeds from follow-on offering, net of offering costs	2,451	—
Payments on debt	(388)	(4,049)
Proceeds from exercises of warrants and stock options	2,975	547
Excess tax benefit from stock-based compensation	6,218	657

Net cash provided by (used in) financing activities	82,786	(2,845)

Effect of exchange rate changes on cash and cash equivalents	(220)	(153)

Net increase in cash and cash equivalents	28,624	2,034
Cash and cash equivalents, beginning of period	8,135	6,101

Cash and cash equivalents, end of period	$36,759	$8,135

Proto Labs, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measure

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended	Year Ended
	December 31, 2012	December 31, 2012
Non-GAAP net income, adjusted for stock-based compensation expense:
GAAP net income	$7,395	$24,025
Add back: Stock-based compensation expense
Cost of revenue	87	335
Marketing and sales	118	418
Research and development	140	486
General and administrative	332	1,800

Total stock-based compensation expense	677	3,039
Less: Tax benefit on stock-based compensation	(181)	(844)

Non-GAAP net income	$7,891	$26,220

Non-GAAP net income per share:
Basic	$0.32	$1.12

Diluted	$0.31	$1.07

Shares used to compute non-GAAP net income per share:
Basic	24,557,878	23,373,593
Diluted	25,359,071	24,443,665

Proto Labs, Inc.

Revenue by Geography — Based on Shipping Location

(In thousands)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
Revenues
Domestic
United States	$24,979	$18,287	$94,866	$73,010
International
Europe	6,212	5,512	22,517	19,453
Japan	1,396	1,002	4,814	2,852
United States	1,029	836	3,794	3,624

Total international	8,637	7,350	31,125	25,929

Total revenue	$33,616	$25,637	$125,991	$98,939

Proto Labs, Inc.

Customer Information

(In thousands, except customer amounts)

(Unaudited)

	Year Ended December 31,
	2012		2011
	Number of Customers	Revenue ($)	Number of Customers	Revenue ($)
New Customers	2,991	$20,766	2,598	$18,401
Existing Customers	4,763	105,225	3,430	80,538

Total	7,754	$125,991	6,028	$98,939